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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            AND REPORT ON SCHEDULES


    We consent to the inclusion in this Form 10-K/A of Big City Radio, Inc. of our report dated September 19, 1997, on our audit of the financial statements of Big City Radio, Inc. and to the references to our firm under the caption "Selected Financial Data".


    Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Big City Radio, Inc. listed in Item 27.1. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Holtz Rubenstein & Co., LLP
                                          HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
April 7, 1998